Exhibit 99.1

PROXY

RMG ACQUISITION CORP.

50 West Street, Suite 40-C

New York, New York 10006

Tel. (212) 785-2579

SPECIAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

December 28, 2020

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Consent Solicitation/Prospectus in connection with the special meeting to be held at 10:00 a.m. EST on December 28, 2020 in virtual format, and hereby appoints Robert S. Mancini and Philip Kassin, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock, of RMG Acquisition Corp. (“RMG”) registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Consent Solicitation/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 3 (THE NYSE PROPOSAL) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 4 BELOW, “FOR” PROPOSAL 5 (THE INCENTIVE PLAN PROPOSAL) BELOW, AND “FOR” PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW.

THE RMG BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2A THROUGH 2C (THE CHARTER PROPOSALS) BELOW, “FOR” PROPOSAL 3 (THE NYSE PROPOSAL) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 4 BELOW, “FOR” PROPOSAL 5 (THE INCENTIVE PLAN PROPOSAL) BELOW, BELOW AND “FOR” PROPOSAL 6 (THE ADJOURNMENT PROPOSAL) BELOW.

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, CHARTER PROPOSALS, NYSE PROPOSAL, DIRECTOR ELECTION PROPOSAL, AND INCENTIVE PLAN PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.

To approve and adopt the Agreement and Plan of Merger, dated as of October 5, 2020, by and among RMG Acquisition Corp., RMG Merger Sub Corp., and Romeo Systems, Inc., as amended by Amendment No. 1 to Agreement and Plan of Merger, dated November 18, 2020, and the transactions contemplated thereby.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.	To approve the following amendments to RMG’s current amended and restated certificate of incorporation:

2a.	to change the name of the company to “Romeo Power, Inc.”	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2b	to increase RMG’s capitalization so that it will have 250,000,000 authorized shares of a single class of common stock and 10,000,000 authorized shares of preferred stock.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2c.	to delete the various provisions applicable only to special purpose acquisition corporations.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To approve the issuance of 16,000,000 shares of RMG common stock to certain accredited investors or qualified institutional buyers in a private placement.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.	To elect the following directors who, upon the consummation of the merger, will be the directors of RMG:

	Lionel E. Selwood, Jr.	FOR	WITHHOLD
		[ ]	[ ]

	Lauren Webb	FOR	WITHHOLD
		[ ]	[ ]

	Robert S. Mancini	FOR	WITHHOLD
		[ ]	[ ]

	Philip Kassin	FOR	WITHHOLD
		[ ]	[ ]

	Donald S. Gottwald	FOR	WITHHOLD
		[ ]	[ ]

	Brady Ericson	FOR	WITHHOLD
		[ ]	[ ]

	Susan Brennan	FOR	WITHHOLD
		[ ]	[ ]

	Timothy Stuart	FOR	WITHHOLD
		[ ]	[ ]

	Paul S. Williams	FOR	WITHHOLD
		[ ]	[ ]

5.	To approve the adoption of the 2020 Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.	To adjourn the special meeting to a later date or dates, if necessary, if RMG is unable to consummate the mergers for any reason.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: , 2020

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.